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                                                                  EXHIBIT 23.(C)

                     [LETTERHEAD OF DAVIS POLK & WARDWELL]

                                       September 8, 1995

Pitney Bowes Credit Corporation
201 Merritt Seven
Norwalk, Connecticut 06856-5151

                Re:     Pitney Bowes Credit Corporation
                        $750,000,000 Aggregate Principal
                        Amount of Debt Securities
                        --------------------------------

Ladies and Gentlemen:

        We hereby consent to the use of our name under the caption "Validity of Debt Securities" in the Prospectus contained in the Registration Statement on Form S-3 of Pitney Bowes Credit Corporation. The issuance of such a consent does not concede that we are an "Expert" for purposes of the Securities Act of 1933, as amended.

                                       Very truly yours,

                                       /s/ Davis Polk & Wardwell